UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 1, 2015

SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri	63368
(Address of principal executive offices)	(Zip Code)

(636) 939-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                          Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 1, 2015, Synergetics USA, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Valeant Pharmaceuticals International (“Valeant”) and Blue Subsidiary Corp., a wholly owned subsidiary of Valeant (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, upon the terms and subject to the conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence the Offer within 10 business days of September 1, 2015 to acquire all of the outstanding shares of Common Stock at the following price, each without interest thereon and subject to any applicable tax withholding: (i) $6.50 per share, net to the holder in cash (the “Cash Consideration”), plus (ii) one contractual contingent value right per share (each, a “CVR”), as set forth in the Contingent Value Rights Agreement, which represents the right to receive up to two contingent payments of up to $1.00 in the aggregate upon the achievement of certain milestones, net to the holder in cash (the “Contingent Consideration” and together with the Cash Consideration, the “Offer Price”), subject to, and in accordance with, the terms and conditions of the Contingent Value Rights Agreement (described below).

Concurrently with the execution and delivery of the Merger Agreement, on September 1, 2015, the directors and certain officers of the Company have entered into agreements with Valeant and Merger Sub committing to not transfer their respective shares of the Common Stock and, subject to certain exceptions, tender their shares in the Offer.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including Valeant’s execution of the Contingent Value Rights Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will survive as a wholly owned subsidiary of Valeant. The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any stockholder vote required with respect to the adoption of the Merger Agreement. At the effective time of the Merger, the shares of Common Stock not purchased by Merger Sub pursuant to the Offer (other than shares of Common Stock owned, directly or indirectly, by Valeant, Merger Sub or any wholly owned subsidiary of Valeant, shares of Common Stock held by the Company and shares of Common Stock owned by stockholders who have properly exercised any available rights of appraisal under Section 262 of the DGCL) will be automatically converted into the right to receive an amount in cash per share of Common Stock equal to the Offer Price, without interest thereon and subject to any applicable tax withholding.

In addition, in connection with the transactions contemplated by the Merger Agreement, each option to purchase shares of Common Stock and share of restricted Common Stock (“Restricted Share”) that is outstanding immediately prior to the effective time of the Merger will become fully vested as of the effective time of the Merger. At the effective time of the Merger, all outstanding options will be cancelled, and the holders of such options will receive at, or as soon as practicable following, the effective time of the Merger, the following: (i) an amount of cash equal to (A) the total number of shares of Common Stock subject to the option multiplied by (B) the excess, if any, of (x) the Cash Consideration over (y) the applicable per-share exercise price of such option, and (ii) one CVR for each share of Common Stock underlying such option, in each case without interest and subject to any applicable tax withholding. At the effective time of the Merger, all outstanding Restricted Shares will be cancelled, and the holders of such Restricted Shares will receive at, or as soon as practicable following, the effective time of the Merger, the following: (i) an amount of cash equal to the Cash Consideration for each Restricted Share held by such holder, and (ii) one CVR for each Restricted Share held by such holder, in each case without interest and subject to any applicable tax withholding.

The Merger Agreement includes customary representations, warranties and covenants by the respective parties. The Company has agreed to operate its business in the ordinary course of business and is subject to customary operating restrictions, until the earlier of the termination of the Merger Agreement or the consummation of the Merger as more fully set forth in the Merger Agreement. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company, subject to certain exceptions for the Company in connection with the exercise of the fiduciary duties of the Board of Directors of the Company. The Merger Agreement includes certain termination provisions for both the Company and Valeant and provides that, in connection with the termination of the Merger Agreement under certain specified circumstances, the Company may be required to pay Valeant a termination fee of $6.2 million.

Consummation of the Offer is subject to various conditions, including among others, the expiration or termination of applicable waiting periods under any competition law, including under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions, each as more fully described in the Merger Agreement. In addition, it is also a condition to the consummation of the Offer that the number of shares of Common Stock validly tendered and not withdrawn pursuant to the Offer, together with the shares of Common Stock, if any, then owned by Valeant, Merger Sub or any of their respective subsidiaries, constitutes at least a majority of the total number of outstanding shares of Common Stock on a fully diluted basis (which assumes conversion or exercise of all derivative securities regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) as of the expiration date of the Offer. Neither the Offer nor the Merger is subject to a financing condition.

Contingent Value Rights Agreement

On or prior to the Offer closing date, Valeant will enter into a Contingent Value Rights Agreement (the “Contingent Value Rights Agreement”) with a duly qualified rights agent selected by Valeant. Each CVR represents the right to receive contingent payments of up to $1.00 in cash in the aggregate, without interest, if the following milestones are achieved:  (i) $0.50 per share in cash payable upon sales of the Company’s ophthalmology products achieving $55 million on a trailing four calendar quarter basis prior to June 30, 2018; and (ii) $0.50 per share in cash payable upon sales of the Company’s ophthalmology products achieving $65 million on a trailing four calendar quarter basis prior to June 30, 2018, with a pro-rata portion payable for net sales above $55 million but less than $65 million during the four calendar quarter period ending June 30, 2108. The right to the Contingent Consideration as evidenced by the Contingent Value Rights Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the Contingent Value Rights Agreement.

The foregoing descriptions of the Merger Agreement and Contingent Consideration to be paid pursuant to the Contingent Value Rights Agreement are not complete descriptions of all of the parties’ rights and obligations under the agreements and are qualified in their entireties by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the Form of Contingent Value Rights Agreement, a copy of which is filed as Exhibit B to the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Item 8.01.                          Other Events.

On September 2, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                          Financial Statements and Exhibits.

(d)                      Exhibits

Exhibit No.	Description of Exhibit.
2.1	Agreement and Plan of Merger, dated as of September 1, 2015, by and among Valeant Pharmaceuticals International, Blue Subsidiary Corp. and Synergetics USA, Inc.
99.1	Press Release issued by Synergetics USA, Inc., dated September 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            September 2, 2015

SYNERGETICS USA, INC. (Registrant)

By:	/s/ David M. Hable
Name:	David M. Hable
Title:	President and Chief Executive Officer